Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

February 6, 2017

Taylor Morrison Home Corporation

4900 North Scottsdale Road, Suite 2000

Scottsdale AZ 85251

Taylor Morrison Home Corporation

Registration Statement on Form S-3

(Registration No. 333-202431)

Ladies and Gentlemen:

We have acted as special counsel to Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), which, based on our review of the Securities and Exchange Commission’s (the “Commission”) EDGAR database on February 6, 2017, was declared effective by the Commission at 4:00 pm on April 17, 2015. You have asked us to furnish our opinion as to the legality of 11,500,000 shares (the “Shares”), of the Company’s Class A common stock, par value $0.00001 per share

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(the “Common Stock”), which are registered under the Registration Statement and which are being sold today pursuant to an Underwriting Agreement dated January 31, 2017 (the “Underwriting Agreement”), among J.P. Morgan Securities LLC, as representative of the underwriters named on Schedule A thereto (the “Underwriters”), the Company and TMM Holdings II Limited Partnership (“New TMM”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement;

2.	the preliminary prospectus supplement dated January 30, 2017 (the “Preliminary Prospectus”);

3.	the final prospectus supplement dated January 31, 2017 (the “Final Prospectus”); and

4.	the Underwriting Agreement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon oral and written statements of officers and representatives of the Company, the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

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In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the base prospectus included in the Registration Statement and in the Preliminary Prospectus and in the Final Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

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Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP